Exhibit 1.01

Syneron Medical Ltd.
Conflict Minerals Report
For The Year Ended December 31, 2014

This report for the year ended December 31, 2014 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the "Rule"). The Rule was adopted by the Securities and Exchange Commission (the "SEC") to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of their products. Conflict Minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold ("Conflict Minerals").

Under the Rule, a registrant whose products contain Conflict Minerals necessary to their functionality or production must perform a reasonable country of origin inquiry ("RCOI") in order to determine whether or not those Conflict Minerals originated from the Democratic Republic of the Congo or an adjoining country (the "Covered Countries"), or from recycled and scrap sources.  After completion of an RCOI, an issuer with no reason to believe that the Conflict Minerals originated from the Covered Countries is required to complete a Form SD describing the RCOI.

However, a registrant with reason to believe that the Conflict Minerals in its supply chain may have originated in the Covered Countries is required to (i) complete a Form SD, and (ii) exercise due diligence on the Conflict Minerals’ source and chain of custody that conforms to a nationally or internationally recognized framework (such as the OECD Guidance, defined below), and describe these due diligence measures and the results thereof in a Conflict Minerals Report that is included as an attachment to the Form SD.

The Conflict Minerals Report presented herein has not been audited by an independent auditor.

In accordance with OECD guidance and the Rule, our Form SD, together with our CRM describing the due diligence process and the results thereof, is publicly available on our website at http://investors.syneron.com/governance.

1.	Company Overview

This report has been prepared by Syneron Medical Ltd. (herein referred to as Syneron, the “Company,”  “we,”  “us,” or “our”) and includes information regarding the Company and its principal subsidiaries (as of December 31, 2014).  It does not include information regarding subsidiaries that are of minor significance, as well as those that that are not required to be consolidated.

Syneron designs, develops and markets aesthetic medical products based on various proprietary technologies, including Electro-Optical Synergy technology, which uses the synergy between electrical energy and optical energy to provide aesthetic medical treatments.  Syneron products are sold primarily to physicians and other qualified practitioners, and target a variety of non-invasive aesthetic medical procedures, including, among others, hair removal, wrinkle reduction, rejuvenation of the skin’s appearance through the treatment of superficial benign vascular and pigmented lesions, acne treatment, treatment of leg veins, and treatment for the temporary reduction in the appearance of cellulite and thigh circumference, ablation and resurfacing of the skin, laser-assisted lipolysis and topical skin-brightening products.

2.	Supply Chain

After determining that a number of our products contain Conflict Minerals that are necessary to their functionality or production, we examined the supply chain for our products and components thereof, first as part of an RCOI and then in greater depth as part of due diligence efforts.

In general, the supply chain for Conflict Minerals in the aesthetic medical treatment device industry is complex and lacks an established structure for product manufacturers, such as Syneron, to trace the minerals in its finished products back to their source. In addition, we do not generally make direct purchases of Conflict Minerals, and are many levels removed from the mines, smelters or refiners that produce the metals used in our products, which contain hundreds of components that are purchased from suppliers and assembled into Company products.

Further, contracts with our suppliers are frequently in force for long periods of time, and we cannot unilaterally impose new contract terms and requirements.  In order to address the challenge of performing supply chain diligence under these circumstances, we relied on our direct suppliers to provide information on the origin of the Conflict Minerals contained in the products and components supplied to us, including the sources of Conflict Minerals that are supplied to them from their suppliers.

3.	Reasonable Country of Origin Inquiry (RCOI)

As part of the RCOI, Syneron examined its products to identify the suppliers of all Syneron products or components that are used in Syneron products. We did not believe that it was practicable to conduct a survey of all our direct suppliers, and therefore concluded that a reasonable approach would be to survey suppliers which represented the majority of our product and component-related expenditures in 2014.

To determine which direct suppliers to target, we first compiled a list of all of the Company’s suppliers (including those from the Company's principal subsidiaries but not those from subsidiaries that are of minor significance, or from subsidiaries that are not required to be consolidated). Next we removed from this list those suppliers that were neither product-related nor component-related, or were otherwise exempted by the Rule (for example, suppliers that provide product packaging were removed from the list). We then ranked the suppliers that remained in terms of our 2014 expenditures, and selected the largest 82 suppliers representing in excess of 90% of those expenditures.

Our RCOI process was reasonably designed to trace the origins of Conflict Minerals in our products, and to attempt to determine whether these minerals came from the Covered Countries. The key steps of the RCOI were as follows: to identify and engage relevant suppliers; data collection, management, and quality assurance; and to conduct an assessment to determine whether further due diligence was required.

Identifying and Engaging Relevant Suppliers

Contact information, such as names, telephone numbers and email addresses, for relevant individuals at Syneron’s direct suppliers was assembled to ensure that we engaged with the optimal individual(s) within each supplier organization and to establish effective lines of communication.

Once appropriate points of contact within direct suppliers were identified, Syneron provided each such supplier with background information regarding the SEC's Conflict Minerals regulations, and requested that each supplier complete the Conflict Minerals Reporting Template ("CMRT”), which is published by the Conflict-Free Sourcing Initiative (“CFSI”). Syneron provided instructions on completing the CMRT and emphasized the importance of receiving timely and accurate information.  Internally, Syneron defined an escalation process for non-responsive suppliers, which included sending several follow-up email requests, followed by phone call reminders.

Requested Information

We conducted a survey of those suppliers described above using the CMRT. The CMRT was developed to facilitate disclosure and communication of information regarding smelters and refiners that provide minerals as part of a company’s supply chain.  The CMRT includes questions regarding whether the components from the supplier include Conflict Minerals necessary to the functionality or production of the product, whether the Conflict Minerals originate in Covered Countries, the identity and locations of the smelters and refiners who supplied the Conflict Minerals, as well as the supplier's Conflict Minerals policy and due diligence efforts.  Written instructions and examples on the use of the tool are available at www.conflictfreesourcing.org/conflict-minerals-reporting-template/training/.  The CMRT is used by many companies in their due diligence efforts related to Conflict Minerals.

Data Collection, Management and Quality Assurance

As part of the RCOI process, Syneron began the process of collecting data from suppliers as provided in response to the CMRT.  In many cases, multiple telephone and/or email contacts were required to further the data collection process.

Assessment Regarding Further Due Diligence

Completed CMRTs were reviewed for reasonableness and for missing or incomplete data. Verifying responses and obtaining additional information frequently required several rounds of follow-up with the supplier and revisions to the CMRT.  Reporting tools were used to track the answers provided by suppliers to determine which items were finalized and which remained to be addressed.

The results of the RCOI were inconclusive, and we were unable with reasonable assurance to determine the origin of the Conflict Minerals in our products. As a result, we could not exclude the possibility that some of these Conflict Minerals may have originated in the Covered Countries.  For this reason, we determined to exercise due diligence on the source and chain of custody of the Conflict Minerals in our products, with our due diligence conforming to a nationally or internationally recognized framework (such as the OECD Guidance), and to submit to the SEC a Conflict Minerals Report describing these due diligence efforts as an exhibit to Form SD for calendar year 2014.

4.	Due Diligence

(A)           Design of Due Diligence

Our due diligence measures have been designed to conform, in all material respects, with the framework provided in the Organisation for Economic Co-operation and Development ("OECD") Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas ("OECD Guidance") and related OECD supplements for gold, tin, tantalum and tungsten.

(B)           Due Diligence Measures Undertaken

Management System

Syneron has established a management system for addressing the issue of Conflict Minerals in our products.  That management system includes a Conflict Minerals Policy, which is posted on our website at www.investors.syneron.com/governance.  In addition, our management system includes the establishment of a team of Company employees, consisting of senior operations, engineering, and legal personnel.  The team is responsible for implementing our overall Conflict Minerals compliance strategy, including oversight of RCOI and due diligence efforts.  Senior management is briefed about the team's effort, including results of our due diligence, on a regular basis, and relevant documentation of such efforts is retained by the Company.   Suppliers, employees or others may contact the Company regarding the Conflict Minerals Policy by using contact information provided in such policy.

Identify and assess risk in the supply chain

Because of our size, the complexity of our products, and the depth, breadth, and constant evolution of our supply chain, it is difficult to identify actors upstream from our direct suppliers. As a result, we chose to focus our efforts on surveying our direct suppliers, who were asked to survey their own suppliers (i.e., our upstream suppliers) in order to receive similar information.

We segmented our suppliers into three levels of risk and we assessed two primary risks in our supply chain relating to our suppliers: (i) not receiving timely and accurate information from a supplier with respect to its sourcing of Conflict Minerals; and (ii) difficulty in replacing a supplier, should we determine that such supplier obtained or appears to have obtained Conflict Minerals from sources that contribute to armed conflict in the Covered Countries.

Strategy to Respond to Supplier Risks

As described in our Conflict Minerals Policy, Syneron expects its suppliers to evaluate the source of any Conflict Minerals contained in products or components they provide to us and to provide us with the results of that evaluation. Numerous efforts are made to obtain this information from our suppliers, including follow-up mails and telephone calls where applicable responses are identified as incomplete, inconsistent or inaccurate.  In addition, we compare smelters and refiners identified by our supply chain survey against lists of facilities that have received a third-party “conflict free” designation in order to track those that have not received such a designation. Finally, our senior management is updated on the findings of our supply chain risk assessment.

Supply Chain Due Diligence at Identified Points in the Supply Chain

The CMRT provided to our suppliers requests information on the smelters and refiners used to provide the tantalum, tin, tungsten, and gold in our products. We do not typically have a direct relationship with smelters and refiners of such minerals and are unable to perform or direct audits of these entities within our supply chain.  Instead, we compared information regarding refiners and smelters provided by our suppliers in their CMRT with lists of refiners and smelters certified by the CFSI as "conflict free”.

Report Annually on Supply Chain Due Diligence

This Conflict Minerals Report, which constitutes our annual report on our Conflict Minerals due diligence, is available on our website at www.investors.syneron.com/governance and is filed with the SEC.

5.	Results of Assessment

We received CMRT responses from approximately 61 out of 82 suppliers surveyed (representing approximately 74% of the suppliers surveyed).  We reviewed the responses for completion and consistency, and worked directly with the suppliers who responded, as necessary, to provide revised responses with corrected information.

Respondents identified 272 entities listed as smelters or refiners, a list of which is attached hereto as Annex I.  Of these, 167 (representing 61% of the total) were identified as "conflict-free" by CFSI.

In addition, a portion of our suppliers provided us with information regarding the countries of origin of the Conflict Minerals, a list of which is attached hereto as Annex II.  However, other suppliers indicated that they do not source from Covered Countries, but were unable to identify specific smelters or refiners, or country of origin information.  On account of this incomplete information, Syneron is unable at this time to determine and describe in this report a complete list of either the facilities used to process the Conflict Minerals used in its products or the countries of origin of such Conflict Minerals.

Information gathered from our suppliers is not done on a continuous, real-time basis, but rather done as part of an annual survey.  For this reason, and because we gathered information from others (i.e., direct suppliers and independent third party audit programs), the Company can only provide reasonable, not absolute, assurance regarding the source and chain of custody of the Conflict Minerals.

6.       Continuous Improvement Efforts to Mitigate Risk

We will consider taking the following steps to improve the due diligence that we conduct to further mitigate any risk that the Conflict Minerals in our products could benefit armed groups in the Covered Countries:

a.
Periodically engage with suppliers to attempt to increase the response rate to our inquiries and to improve the content of the supplier responses, including responses that were identified as incomplete, inconsistent or inaccurate.

b.	Continue to conduct and report annually on supply chain due diligence for the applicable Conflict Minerals.

c.
Request any supplier found to be supplying us with Conflict Minerals from sources that support armed conflict in Covered Countries to establish an alternative source of Conflict Minerals that does not support such conflict.

d.	Validate supplier responses regarding smelters and refiners using information collected from reliable industry certification programs.

e.
Compare smelters and refiners identified by our supply chain survey against lists of facilities that have received a third-party “conflict free” designation in order to track those that have not received such a designation.

f.	Compare smelters/refiners identified by the supply chain survey against the list of facilities that have received a “conflict free” designation.

g.	Report to senior management on the findings of our supply chain risk assessment.

Caution Concerning Forward-Looking Statements

Any statements contained in this report regarding future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Further, any statements that are not statements of historical fact (including statements containing the words "believes," "anticipates," "plans," "expects," "may," "will," "would," "intends," "estimates" and similar expressions) should also be considered to be forward-looking statements. The forward-looking statements included herein are based on current expectations and beliefs that involve a number of known and unknown risks and uncertainties. Examples of forward-looking statements in this document include statements relating to our future plans. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. There are a number of factors that could cause events to differ materially from those indicated by the forward-looking statements in this document, including the risks associated with our suppliers not cooperating fully or at all with our efforts.  Actual outcomes and results may differ materially from these forward-looking statements. As a result, these statements speak only as of the date they are made and we undertake no obligation to update or revise any forward-looking statement, except as required by federal securities laws.

ANNEX I

Smelters or refiners as identified by responding suppliers

Metal	Smelter Name	Smelter Country

Gold	Advanced Chemical Company	UNITED STATES
Gold	Aida Chemical Industries Co. Ltd.	JAPAN
Gold	Aktyubinsk Copper Company TOO	RUSSIAN FEDERATION
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Minerção	BRAZIL
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Asahi Pretec Corporation	JAPAN
Gold	Asaka Riken Co Ltd	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Bauer Walser AG	GERMANY
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery – Glencore Canada Corporation	CANADA
Gold	Cendres + Métaux SA	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	China National Gold Group Corporation	CHINA
Gold	Chugai Mining	JAPAN
Gold	Codelco	CHILE
Gold	Colt Refining	UNITED STATES
Gold	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF
Gold	DaeryongENC	KOREA, REPUBLIC OF

Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Do Sung Corporation	KOREA, REPUBLIC OF
Gold	Doduco	GERMANY
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Gansu Seemine Material Hi-Tech Co Ltd	CHINA
Gold	Geib Refining Corporation	UNITED STATES
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Ltd. Hong Kong	HONG KONG
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hunan Chenzhou Mining Group Co., Ltd.	CHINA
Gold	Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Company Limited	CHINA
Gold	Johnson Matthey Inc	UNITED STATES
Gold	Johnson Matthey Ltd	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazzinc Ltd	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	Kojima Chemicals Co., Ltd	JAPAN
Gold	Korea Metal Co. Ltd	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN

Gold	L' azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Company Limited	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CHINA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	CHINA
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG
Gold	Metalor Technologies (Singapore) Pte. Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies SA	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Met-Mex Peñoles, S.A.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co. LTD	JAPAN
Gold	Ohio Precious Metals, LLC	UNITED STATES
Gold	Ohura Precious Metal Industry Co., Ltd	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	PAMP SA	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co Ltd	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox SA	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA
Gold	Royal Canadian Mint	CANADA

Gold	Sabin Metal Corp.	UNITED STATES
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF
Gold	Schone Edelmetaal	NETHERLANDS
Gold	SEMPSA Joyería Platería SA	SPAIN
Gold	Shandong Tarzan Bio-Gold Co Ltd	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA
Gold	Shandong zhongkuang group co., LTD	CHINA
Gold	Shenzhen Zhonghenglong Real Industry Co.,Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Super Dragon Technology Co., Ltd.	TAIWAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Great Wall Gold and Silver Refinery of China	CHINA
Gold	THE HUTTI GOLD MINES CO.LTD	INDIA
Gold	The Refinery of Shandong Gold Mining Co. Ltd	CHINA
Gold	Tokuriki Honten Co., Ltd	JAPAN
Gold	Tongling nonferrous Metals Group Co.,Ltd	CHINA
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Valcambi SA	SWITZERLAND
Gold	Valcambi SA Corp.	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA

Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN
Gold	Yantai country Safeina high-tech environmental Refining Ltd.	CHINA
Gold	Yokohama Metal Co Ltd	JAPAN
Gold	Yoo Chang Metal Inc.	KOREA, REPUBLIC OF
Gold	Yunnan Copper Industry Co Ltd	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zhuzhou Smelting Group Co., Ltd.	CHINA
Gold	Zijin Mining Group Co. Ltd	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES
Tantalum	Duoluoshan	CHINA
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Hi-Temp	UNITED STATES
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES

Tantalum	King-Tan Tantalum Industry Ltd	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India (Pvt.) Ltd.	INDIA
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	QuantumClean	UNITED STATES
Tantalum	RFH Tantalum Smeltry Co., Ltd	CHINA
Tantalum	Shanghai Jiangxi Metals Co. Ltd	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemicals	JAPAN
Tantalum	Telex	UNITED STATES
Tantalum	Ulba	KAZAKHSTAN
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	CHINA
Tantalum	Zhuzhou Cement Carbide	CHINA
Tin	Alpha	UNITED STATES
Tin	China Rare Metal Materials Company	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA
Tin	Cooper Santa	BRAZIL
Tin	CV Gita Pesona	INDONESIA
Tin	CV JusTindo	INDONESIA
Tin	CV Makmur Jaya	INDONESIA
Tin	CV Nurjanah	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	Dowa	JAPAN
Tin	EM Vinto	BOLIVIA

Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Feinhütte Halsbrücke GmbH	GERMANY
Tin	Fenix Metals	POLAND
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	CHINA
Tin	Gejiu Zi-Li	CHINA
Tin	Huichang Jinshunda Tin Co. Ltd	CHINA
Tin	Hunan Xianghualing Tin Co. ltd	CHINA
Tin	Jean GOLDSCHMIDT INTERNATIONAL S.A.	BELGIUM
Tin	Jiangxi Nanshan	CHINA
Tin	Linwu Xianggui Smelter Co	CHINA
Tin	Magnu's Minerais Metais e Ligas LTDA	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S/A	BRAZIL
Tin	Metallic Resources Inc	UNITED STATES
Tin	Metallo Chimique	BELGIUM
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minmetals Ganzhou Tin Co. Ltd.	CHINA
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Nathan Trotter & Co., Inc.	UNITED STATES
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	OMSA	BOLIVIA
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA

Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT HP Metals Indonesia	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Koba Tin	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT REFINED BANGKA TIN	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Tambang Timah	INDONESIA
Tin	PT Timah (Persero), Tbk	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	Rui Da Hung	TAIWAN
Tin	Soft Metais, Ltda.	BRAZIL
Tin	Thaisarco	THAILAND
Tin	UNITED SMELTER	INDONESIA
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CHINA
Tin	YunNan GeJiu Jin Ye Mineral Co.,Ltd	CHINA
Tin	YunNan Gejiu Yunxin Electrolyze Limited	CHINA
Tin	Yunnan Tin Company, Ltd.	CHINA

Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Chengdu Hongbo Industrial co,Ltd	CHINA
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Haichuang W Co., Ltd	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck GmbH	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Tungsten & Vanadium Co., Ltd.	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd.	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	VIET NAM
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

ANNEX II

 Countries of origin of Conflict Minerals as identified by responding suppliers

Australia

Austria

Belgium

Bolivia

Brazil

Canada

Chile

China

Estonia

Germany

Hong Kong

India

Indonesia

Italy

Japan

Kazakhstan

Korea, Republic of

Kyrgyzstan

Malaysia

Mexico

Netherlands

Peru

Philippines

Poland

Portugal

Russia

Saudi Arabia

Singapore

South Africa

Spain

Sweden

Switzerland

Taiwan

Thailand

Turkey

United States

Uzbekistan

Vietnam